EXHIBIT 23.2

CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANT

We hereby consent to the use of our report dated March 7, 2003 relating to the financial statements of First National Bank for the years ended December 31, 2002 and 2001 included in the Pre-effective Amendment No. 2 to the Registration Statement on Form S-4 for First National Banc., Inc. and to the reference to our firm therein under the caption “Experts” in the Prospectus included therein.

/s/    Mauldin & Jenkins, LLC

Albany, Georgia

February 6, 2004